Sprinklr Announces First Quarter Fiscal 2023 Results

•Q1 Total Revenue of $145.0 million, up 31% year-over-year
•Q1 Subscription Revenue up 32% year-over-year
•RPO and cRPO up 34% and 30% year-over-year, respectively
•Q1 NDE at 123%
•90 $1 million customers, up 30% year-over-year

NEW YORK, New York--June 14, 2022--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its first quarter ended April 30, 2022.
“We are very pleased with Sprinklr’s performance in Q1 across our four product suites, as customers within every industry continue to drive revenue, reduce costs and mitigate risks using Sprinklr’s unified platform. With improved operating discipline, we achieved positive adjusted free cash flow for the quarter,” said Ragy Thomas, Sprinklr Founder and CEO.
First Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the first quarter was $145.0 million, up from $111.0 million one year ago, an increase of 31% year-over-year. Subscription revenue for the first quarter was $127.3 million, up from $96.8 million one year ago, an increase of 32% year-over-year.
•Operating Loss and Margin: First quarter operating loss was $23.1 million, compared to operating loss of $10.5 million one year ago. Non-GAAP operating loss was $10.3 million, compared to non-GAAP operating loss of $1.5 million one year ago. For the first quarter, GAAP operating margin was (16%) and non-GAAP operating margin was (7%).
•Net Loss Per Share: First quarter net loss per share was $0.10, compared to net loss per share of $0.15 in the first quarter of fiscal year 2022. Non-GAAP net loss per share for the first quarter was $0.05, compared to non-GAAP net loss per share of $0.06 in the first quarter of fiscal year 2022.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of April 30, 2022 was $530.9 million.

Financial Outlook
Sprinklr is providing the following guidance for the second fiscal quarter ending July 31, 2022:
•Subscription revenue between $129.5 million and $131.5 million.
•Total revenue between $146.5 million and $148.5 million.
•Non-GAAP operating loss between $11 million and $13 million.
•Non-GAAP net loss per share between $0.05 and $0.06, assuming 263 million weighted average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2023:
•Subscription revenue between $540.5 million and $546.5 million.
•Total revenue between $612 million and $618 million.
•Non-GAAP operating loss between $37 million and $41 million.
•Non-GAAP net loss per share between $0.18 and $0.20, assuming 263 million weighted average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, free cash flow, and adjusted free cash flow. We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges, amortization of acquired intangible assets, purchase of property and equipment, capitalized internal-use software, and litigation settlement payments. We believe that it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Sprinklr’s financial statements. In addition, they are subject to inherent limitations, as they reflect the exercise of judgment by Sprinklr’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, June 14, 2022, to discuss first quarter fiscal 2023 financial results, as well as the second quarter and full year fiscal 2023 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13730011. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year fiscal 2023. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the ongoing COVID-19 pandemic or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; and unstable market and economic conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on April 11, 2022, under the caption “Risk Factors”, and in other filings that we make from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that had not yet been recognized, and include deferred revenues and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that had not yet been recognized, and include deferred revenues and amounts that will be invoiced and recognized in the next twelve months.

NDE. NDE, or net dollar expansion rate, is calculated by dividing (i) subscription revenue in the trailing 12-month period from those customers who were on our platform during the prior 12-month period by (ii) subscription revenue from the same customers in the prior 12-month period.

Investor Relations:
ir@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$131,819	$321,426
Marketable securities	399,039	210,983
Accounts receivable, net of allowance for doubtful accounts of $2.8 million and $2.7 million, respectively	136,138	163,681
Prepaid expenses and other current assets	105,388	109,167
Total current assets	772,384	805,257
Property and equipment, net	15,503	14,705
Goodwill and other intangible assets	50,703	50,706
Operating lease right-of-use assets	14,756	—
Other non-current assets	46,827	49,378
Total assets	$900,173	$920,046

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$21,036	$15,802
Accrued expenses and other current liabilities	76,237	100,220
Operating lease liabilities, current	7,661	—
Deferred revenue	274,633	279,028
Total current liabilities	379,567	395,050
Deferred revenue less current portion	3,410	5,325
Deferred tax liability, long-term	1,096	1,101
Operating lease liabilities, long-term	8,305	—
Other liabilities, long-term	1,437	2,721
Total liabilities	393,815	404,197
Stockholders’ equity
Class A common stock	3	3
Class B common Stock	5	5
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,001,102	982,122
Accumulated other comprehensive loss	(4,003)	(820)
Accumulated deficit	(466,918)	(441,630)
Total stockholders’ equity	506,358	515,849
Total liabilities and stockholders’ equity	$900,173	$920,046

Sprinklr, Inc.
Condensed Consolidated Statements of Operations(1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue:
Subscription	$127,320	$96,772
Professional services	17,658	14,207
Total revenue:	144,978	110,979
Costs of revenue:
Costs of subscription (2)	25,108	21,051
Costs of professional services (2)	16,613	10,657
Total costs of revenue	41,721	31,708
Gross profit	103,257	79,271
Operating expenses:
Research and development (2)	17,334	13,088
Sales and marketing (2)(3)	86,938	60,474
General and administrative (2)	22,113	16,207
Total operating expenses	126,385	89,769
Operating loss	(23,128)	(10,498)
Other expense, net	295	(2,191)
Loss before provision for income taxes	(22,833)	(12,689)
Provision for income taxes	2,455	1,804
Net loss	$(25,288)	$(14,493)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.10)	$(0.15)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	256,903	98,217
(1) Sprinklr identified immaterial corrections immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022 which resulted in revisions to prior year reported amounts within the consolidated statements of operations with a decrease in net loss of $0.2 million for the three months ended April 30, 2021.

(2) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended April 30,
	2022	2021

Costs of subscription	$408	$378
Costs of professional services	623	284
Research and development	2,348	1,229
Sales and marketing	5,856	4,201
General and administrative	3,279	2,814
Stock-based compensation expense, net of amounts capitalized	$12,514	$8,906
(3) Includes amortization of acquired intangible assets as follows:

	Three Months Ended April 30,
	2022	2021

Sales and marketing	$133	$82
Total amortization of acquired intangible assets	$133	$82

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three months ended April 30,
	2022	2021
Cash flow from operating activities:
Net loss	(25,288)	(14,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,498	1,592
Bad debt expense	114	(477)
Stock-based compensation expense	12,514	8,906
Non-cash interest paid in kind and discount amortization	—	2,015
Noncash lease expense	1,457	—
Deferred income taxes	—	1
Other noncash items, net	(547)	(519)
Changes in operating assets and liabilities:
Accounts receivable	27,418	23,926
Prepaid expenses and other current assets	3,579	(687)
Other noncurrent assets	2,411	(14,848)
Accounts payable	5,167	(1,182)
Accrued expenses and other current liabilities	(11,320)	(13,069)
Litigation settlement	(12,000)	—
Deferred revenue	(6,094)	(1,457)
Other liabilities	(2,819)	(109)
Net cash used in operating activities	(2,910)	(10,401)
Cash flow from investing activities:
Purchases of marketable securities	(192,634)	—
Sales of marketable securities	—	—
Maturities of marketable securities	3,441	20,860
Purchases of property and equipment	(638)	(1,164)
Capitalized internal-use software	(2,288)	(1,034)
Net cash provided by (used in) investing activities	(192,119)	18,662
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	6,518	8,006
Net cash provided by financing activities	6,518	8,006
Effect of exchange rate fluctuations on cash and cash equivalents	(1,096)	(115)
Net change in cash and cash equivalents	(189,607)	16,152
Cash and cash equivalents at beginning of period	321,426	68,037
Cash and cash equivalents at end of period	$131,819	$84,189
(1) Sprinklr identified immaterial corrections immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022 which resulted in revisions to prior year reported amounts within the consolidated statements of cash flows with a decrease in net loss of $0.2 million as well as an increase in the related changes in operating assets and liabilities associated with prepaid expenses and other current assets of $0.2 million for the three months ended April 30, 2021.

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2022	2021
Non-GAAP gross profit and non-GAAP gross margin:
GAAP gross profit	$103,257	$79,271
Stock-based compensation expense-related charges	1,031	662
Non-GAAP gross profit	$104,288	$79,933
Gross margin	71%	71%
Non-GAAP gross margin	72%	72%

Non-GAAP operating loss: (1)
GAAP operating loss	$(23,128)	$(10,498)
Stock-based compensation expense-related charges(2)	12,703	8,906
Amortization of acquired intangible assets	133	82
Non-GAAP operating loss	$(10,292)	$(1,510)

Non-GAAP net loss and non-GAAP net loss per share: (1)
GAAP net loss:	$(25,288)	$(14,493)
Stock-based compensation expense-related charges(2)	12,703	8,906
Amortization of acquired intangible assets	133	82
Non-GAAP net loss attributable to Class A and Class B common stockholders	$(12,452)	$(5,505)
Weighted-average shares outstanding used in computing net loss per share attributable to Class A and Class B common stockholders - basic	256,903	98,217
Non-GAAP net loss per common share attributable to Class A and Class B common stockholders	$(0.05)	$(0.06)

Free cash flow:
Net cash used in operating activities	$(2,910)	$(10,401)
Purchase of property and equipment	(638)	(1,164)
Capitalized internal-use software	(2,288)	(1,034)
Free cash flow	(5,836)	(12,599)
Litigation settlement payments	12,000	—
Adjusted free cash flow	$6,164	$(12,599)
(1) Sprinklr identified immaterial corrections immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022 which resulted in revisions to prior year reported amounts within decreases to the respective GAAP measures of operating loss and net loss of $0.2 million for the three months ended April 30, 2021.
(2) Includes $0.2 million of employer payroll tax related to stock-based compensation expense for the three months ended April 30, 2022.